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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE
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                   SIMON WORLDWIDE PLEDGES TOTAL COOPERATION
                      WITH INQUIRY INTO PROMOTIONAL GAMES
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    SIMON TO RETAIN RESPECTED NATIONAL LAW FIRM TO CONDUCT INDEPENDENT REVIEW
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     Los Angeles CA, August 21, 2001 - Simon Worldwide, Inc. (Nasdaq:SWWI)
announced today that it would work closely with investigators and McDonald's Corporation to address the situation made public today concerning promotional games administered by the company's main operating subsidiary, Simon Marketing, Inc., on behalf of McDonald's. Executives of Simon Worldwide were notified for the first time this morning of this matter, and Simon Worldwide made an immediate commitment to cooperate fully with both McDonald's and all investigating agencies. Simon Worldwide also announced that it is in the process of retaining a nationally respected law firm to conduct an independent review and facilitate Simon Worldwide's work with McDonald's and with investigators.

     Allan Brown, Simon Worldwide's Chief Executive Officer, said, "We have long valued our 25-year relationship with McDonald's. We have just learned of this situation and we do not yet know all of the facts, but we are determined to work with McDonald's and investigators to get the truth to the public as quickly as possible."


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     Simon Worldwide also announced today that McDonald's had terminated its
25-year relationship with Simon Marketing, Inc., effective immediately. Simon Worldwide's CEO Allan Brown said: "We share McDonald's shock at today's allegations. The more than 400 employees of Simon Worldwide have also been victimized by the alleged actions of one employee, and everyone at our company is determined to do whatever we can to repair our relationship with McDonald's and to maintain our relationships with Simon Worldwide's other clients."

     CEO Allan Brown concluded: "We commend the work done by law enforcement investigators in this matter. Simon Worldwide is absolutely committed to the integrity of the games that we administer, and we will work closely with law enforcement to ensure that all of the facts are made known."

     For further information, please contact Chris Lehane or Mark Fabiani at 202.549.4911.

ABOUT SIMON WORLDWIDE, INC.

     Simon Worldwide is a diversified marketing and promotion agency with offices throughout North America, Europe and Asia. The company works with some of the largest and best-known brands in the world and has been involved with some of the most successful consumer promotional campaigns in history. Through its wholly owned subsidiary, Simon Marketing, Inc., the company provides promotional agency services and integrated marketing solutions including loyalty marketing, strategic and calendar planning, game design and execution, premium development and production management. Simon is one of the world's largest creators, developers and procurers of promotional games and toys. The company was founded in 1976.


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     This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). These statements include statements regarding intent, belief or current expectations of the Company and its management. You are cautioned that any such forward-looking statements are not guarantees of future performances and involve risks and uncertainties that may cause the Company's actual results to differ materially from the Company's expectations. Factors that could cause actual results to differ materially are discussed in Exhibit 99.1 to the Company's Second Quarter 2001 Report on Form 10-Q. Reference to this Cautionary Statement or Exhibit 99.1 in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of these factors may cause actual results to differ materially from those anticipated in such forward-looking statement or statements.






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